Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Vertro, Inc., a Delaware corporation (the “Company”), hereby appoints Peter A. Corrao and John B. Pisaris as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-3, including exhibits thereto and all documents in connection therewith (the “Registration Statement”), to register under the Securities Act of 1933, as amended, 657,895 shares of the Company’s Common Stock, $0.001 par value per share, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 1st day of July, 2010.

Signature	Title

/s/ Peter A. Corrao	President, Chief Executive Officer and Director
Peter A. Corrao	(principal executive officer)

/s/ James G. Gallagher	Chief Financial Officer
James G. Gallagher	(principal financial and accounting officer)

/s/ Lawrence Weber	Chairman of the Board of Director
Lawrence Weber

/s/ Gerard W. Hepp	Director
Gerald W. Hepp

/s/ Joseph P. Durrett	Director
Joseph P. Durrett

/s/ Adele Goldberg	Director
Adele Goldberg

/s/ Lee S. Simonson	Director
Lee S. Simonson